Exhibit 5.1

Shai Pines	Yael Urieli	Tal Dan-Gour	Gilad Goni	Arie Hamburger	1900-1976
Haim Waintrob	Yif’at Fux	Tzahi Nahum	Adva Benor	Amnon Evron	1931-2006
Gabriel Moyal-Maor	Eleanor Stark	Karin Bresler	Einat Amidi
Amnon Sorek	Achai Gomeh	Oshri Yamin	Shaked Nissan-Cohen
Menachem Abramovich	Ram Museri	Zohar Ilan	Itai Shance
Dor Shacham	Sarit Rozenberger Zada	Inbar Ben Shushan Kogeus	Bat El Levy
Yaron Sobol	Itay Chelouche	Nisim Menashe	Gal Rosenzweig

Ronen Yardeni	Ori Sharon	Tom Wolfstein	Zeev Milner, of counsel
Assaf Englard	Anat Libin	Yossi Hazan
Steven Berelowitz	Doron Dorfman	Asaf Naymark
Ori Primo	Liat Elpaz	Rotem Paist

From:

Yaron Sobol, Adv.

Hamburger Evron & Co.

The Museum Tower

4 Berkowitz St.

Tel Aviv 6423806

Israel

October 30, 2017

To:

UroGen Pharma Ltd.

9 Ha’Ta’ssiya Street

Ra’anana 4365007

Israel

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as Israeli counsel for UroGen Pharma Ltd., an Israeli company (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company on the date hereof with the U.S.

Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 2,486,858 of the Company’s ordinary shares, nominal value NIS 0.01 per share (the “Shares”), issuable under the 2010 Israeli Share Option Plan (the “Plan”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement to which this opinion is attached as an exhibit; (ii) a copy of the articles of association of the Company, as currently in effect; (iii) resolutions of the board of directors (the “Board”) and the shareholders of the Company, which relate to the Registration Statement and the Plan; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. In addition, we have assumed that the Shares and any equity awards that provide for the acquisition thereof will be granted in accordance with the Plan and the Company’s articles of association.

Based upon and subject to the foregoing, we are of the opinion that the issuance of the Shares pursuant to the Plan has been duly and validly authorized and that, upon the grant of any such Shares or awards, and the vesting, exercise and/or settlement, as the case may be, of any equity awards to acquire Shares, in each case pursuant to the Plan and the articles of association, such Shares will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

Hamburger Evron & Co.

By:	/s/ Yaron Sobol
Yaron Sobol, Adv.